UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, District of Columbia 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2016

Teladoc, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37477	04-3705970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203
Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

(203) 635-2002

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective September 19, 2016, the Board of Directors (the “Board”) of Teladoc, Inc. (the “Company”) increased the number of directors on the Board to twelve and appointed Mr. David Shedlarz  as a director of the Company.  Mr.  Shedlarz was appointed as a Class I director with a term expiring at the Company’s 2019 annual meeting of stockholders.  Mr.  Shedlarz will serve on the Board’s Audit Committee and on the Board’s Compensation Committee.  The Board has determined that Mr.  Shedlarz is an independent director within the meaning of the New York Stock Exchange listing standards and that he qualifies as an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”).

There are no arrangements or understandings between Mr.  Shedlarz and any other person pursuant to which he was selected as a director.  There are no other transactions involving the Company and Mr.  Shedlarz that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr.  Shedlarz will have the same director indemnification arrangement as do the Company’s other directors, the form of agreement for which was filed with the SEC on June 18, 2015 as Exhibit 10.7 to the Company’s Amendment No. 3 to Registration Statement on Form S-1.  Mr.  Shedlarz will be eligible to participate in the compensation arrangements and programs that are established for the Company’s non-employee directors, as in effect from time to time.  Based on the Company’s current non-employee director compensation policy, Mr. Shedlarz will receive: (i) $40,000 annually as non-employee director; (ii) $10,000 annually a a member of the Audit Committee; (iii) $5,000 annually as a member of the Compensation Committee; (iv) an initial options award in November 2016 equal to $210,000 in value as of the date of award; and (v) subsequent annual options awards of $140,000 in value as of the date of each award.

Appointment of Chief Operating Officer

Effective September 19, 2016, Mr. Mark Hirschhorn, age 52, previously the Company’s Executive Vice President and Chief Financial Officer was promoted to the role of Executive Vice President, Chief Operating Officer and Chief Financial Officer.  In connection with the promotion, Mr. Hirschhorn’s annual base salary increased to $370,000 and he continues to be eligible for an annual bonus based on Company and individual performance with a target of 65% of his base salary.  In addition, Mr. Hirschhorn received a grant of 40,000 employee stock options under the Company’s 2015 Inventive Award Plan (the “Plan”), which will fully vest over four years subject to his continued employment with the Company, with 25% vesting twelve months after the date of grant and the remainder vesting in thirty-six equal monthly installments thereafter.  The Plan was filed with the SEC on June 18, 2015 as Exhibit 10.2 to the Company’s Amendment No. 3 to Registration Statement on Form S-1.  Mr. Hirschhorn’s employment is subject to the terms of an Employment Agreement with the Company entered into as of June 16, 2015, which was filed with the SEC on June 18, 2015 as Exhibit 10.9 to the Company’s Amendment No. 3 to Registration Statement on Form S-1.  There are no family relationships between Mr. Hirschhorn and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Hirschhorn.

Item 7.01.Regulation FD.

On September 22, 2016, the Company issued a press release regarding the director appointment discussed in Item 5.02 of this Current Report.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1*	Teladoc, Inc. press release, dated September 22, 2016.

      * Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC, INC.

Date: September 23, 2016
	By:	/s/ Adam C. Vandervoort

	Name:	Adam C. Vandervoort

	Title:	Chief Legal Officer and Secretary

INDEX TO EXHIBITS

ove
Exhibit No.	Description
99.1*	Teladoc, Inc. press release, dated September 22, 2016.

      * Furnished herewith.